UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                           FORM 8-K/A

              AMENDMENT NO. 1 TO CURRENT REPORT


 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.


Date of Report:                        December 15, 1997
                             (Date of earliest event reported)



                      GLOBAL SPORTS, INC.

     (Exact name of registrant as specified in its charter)

Delaware                          0-16611                      04-2958132

(State or other jurisdiction     (Commission               (I.R.S. Employer
of incorporation or organization)  File Number)        Identification Number)

555 S. Henderson Road, Suite B, King of Prussia, PA                    19406

(Address of principal executive offices)                          (Zip Code)

                        (610) 337-2200

      (Registrant's telephone number, including area code)


                          RYKA INC.

(Former name or former address, if changed since last report)

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Item 7 of the Current Report on Form 8-K dated December 15, 1997 and filed December 30, 1997 is amended to include the financial statements of KPR Sports International, Inc. and Affiliates and the pro forma combined financial information of RYKA Inc. and KPR Sports International, Inc. and
Affiliates as follows:


(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(i) Historical condensed combined financial statements of KPR Sports International, Inc. and Affiliates as of September 30, 1997 (Unaudited) and December 31, 1996 (Audited) and for the nine months ended
     September 30, 1997 and 1996. (Unaudited).


(b)   PRO FORMA COMBINED FINANCIAL INFORMATION

(i) Pro forma combined financial statements of RYKA Inc. and KPR Sports International, Inc. and Affiliates as of September 30, 1997 and for the nine months then ended. (Unaudited)

(ii) Pro forma combined financial statements of RYKA Inc. and KPR Sports International, Inc. and Affiliates for the year ended December 31, 1996. (Unaudited) *






____________________

* Incorporated herein by reference to RYKA Inc.'s Definitive Proxy Materials filed November 12, 1997 (Commission File No. 0-16611).

ITEM 7.(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
               CONDENSED COMBINED BALANCE SHEETS



                             ASSETS



                                 September 30, 1997        December 31, 1996
                                    (Unaudited)


Current assets:
  Cash and cash equivalents.      $    692,978               $    275,871
  Accounts receivable, net of
   allowance for doubtful accounts
   of $392,196 and $279,682         14,070,731                  9,660,543
  Inventory                          8,075,418                 10,749,460
  Prepaid expenses and other
  current assets                       925,592                  1,197,819
                                   ------------               ------------
        Total current assets        23,764,719                 21,883,693


Property and equipment, net of
accumulated depreciation             3,132,925                  3,331,540
Investment in and advances to
 RYKA Inc                              928,402                  1,167,986
Other assets                           274,537                    295,325
                                   ------------                ------------
Total assets                     $  28,100,583                $26,678,544
                                   ============              =============

           LIABILITIES AND COMBINED EQUITY (DEFICIT)

Current liabilities:
Note payable, bank                 $11,906,596               $ 10,682,171
Current portion of capital
lease obligation shareholder           113,339                    105,378
Accounts payable                    11,002,302                  9,664,321
Accrued expenses                       356,901                    579,292
Payroll and sales tax payable          221,670                    212,809
Income taxes payable                    ---                        81,481
                                   ------------              -------------
Total current liabilities           23,600,808                 21,325,452

Capital lease obligation --
shareholder                          2,339,327                  2,425,355
Subordinated note payable --
shareholder                          3,123,844                  3,479,870
Combined equity (deficit):
Common stock no par value; 1,000 shares
authorized, 200 shares issued
and outstanding                          2,000                      2,000
Additional paid in capital           1,412,916                  1,066,758
Foreign currency translation
adjustment                             (48,609)                   (41,865)
Accumulated deficit                 (2,304,703)                (1,554,026)
                                   -------------               ------------
                                      (938,396)                  (527,133)
Less treasury stock at cost            (25,000)                   (25,000)
                                   -------------               ------------
Net combined deficit                  (963,396)                  (552,133)
                                   -------------               ------------
Total liabilities and combined
equity (deficit)                   $28,100,583                $26,678,544
                                   ============               ============



     See notes to condensed combined financial statements.

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         KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
           CONDENSED COMBINED STATEMENT OF OPERATIONS


                                     Nine Months Ended September 30,
                                          1997             1996
                                              (Unaudited)

Net sales                          $ 43,888,180         $ 32,549,413
Cost of goods sold                   34,266,455           24,928,447
Gross profit                          9,621,725            7,620,966
Operating expenses                    9,010,813            5,571,201
                                   -------------       --------------
Operating income                        610,912            2,049,765
Other income (expenses):
  Interest expense                   (1,339,460)            (767,376)
  Interest income                        49,022               67,777
  Royalty income                         67,447                 --
  Rental income                          35,625               35,625
  Loss on disposal of assets            (71,393)              (5,820)
                                     ------------          ------------
                                     (1,258,759)            (669,794)
                                     ------------          ------------
Equity in losses of RYKA Inc           (102,830)            (191,706)
                                     ------------          ------------
Net income (loss)                  $   (750,677)         $ 1,188,265
                                    =============          ===========



     See notes to condensed combined financial statements.

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

          KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
              STATEMENT OF COMBINED EQUITY (DEFICIT)







                                               Foreign
                                   Additional  Currency
                            Common  Paid-in   Translation  Accumulated  Treasury  Stock
                            Stock   Capital   Adjustment   Deficit      Shares    Cost
Balance, December 31, 1996 $2,000  $1,066,758  $(41,865) $(1,554,026)    100     $(25,000)

Net loss                                                    (750,677)

Equity in stock issuance
ofRYKA Inc.                           193,825

Warranty compensation related
to former officer                     152,333

Cumulative foreign currency
translation adjustment                           (6,744)
                         ---------  -----------  --------- -----------  ------    ----------
Balance,
September 30, 1997        $2,000   $1,412,916  $(48,609)  $(2,304,703)   100      $(25,000)
                         ========   ==========   ========  ==========   =====     ==========


   See notes to condensed consolidated financial statements.

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         KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
                    STATEMENT OF CASH FLOWS


                                                 Nine Months
                                              Ended September 30,
                                              1997           1996

             INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
 Net income (loss)                        $(750,677)        $ 1,188,265
 Adjustments to reconcile net
 income to net cash provided by (used in)
       operating activities:
Depreciation and amortization               317,744             189,270
Allowance for doubtful accounts             112,514              20,646
Equity in undistributed loss
of RYKA Inc                                 102,830              57,536
Gain on sale of equipment                    48,000                 --
Warrant expense                             152,333                 --
Provisions for loss on inventory            182,021            (250,000)

(Increase) decrease in operating assets:
Accounts receivable                      (4,522,702)         (2,413,055)
Inventory                                 2,492,021          (1,750,148)
Prepaid expenses and
    other current assets                    272,227            (130,643)
Other assets                                (43,580)             20,021
Increase (decrease) in
 operating liabilities:
Accounts payable                          1,337,981           2,211,169
Accrued expenses                           (235,037)             67,026
                                          -----------        -----------
Net cash provided by (used in)
 operating activities                      (534,325)           (789,913)

Cash flows from investing activities:
Acquisition of property and equipment      (242,182)           (688,178)
Proceeds from sale of assets                 85,000                --
                                          -----------        ------------
Net cash provided by (used in)
 investing activities                      (157,182)           (688,178)

Cash flows from financing activities:
Net borrowings under line-of-credit       1,224,425           2,463,148
Distribution to shareholder                   --               (872,342)
Repayment of capitalized
 lease obligation                           (78,067)            (40,705)
Repayment of subordinated
 shareholder's advances                    (416,000)               --
Proceeds from retirement of
 subordinated debt                          385,000                --
                                         ------------        -------------
Net cash provided by (used in)
 financing activities                     1,115,358           1,550,101
Foreign currency translation
 adjustment                                  (6,744)            (16,978)
                                         ------------        -------------
Net increase in cash                        417,107              55,032
Cash, beginning of period                   275,871              19,475
                                          -----------        -------------
Cash, end of period                   $     692,978         $    74,507
                                        ============         =============



   See notes to condensed consolidated financial statements.


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       KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
       NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS



NOTE 1.   BASIS OF PRESENTATION

The accompanying condensed combined financial statements of KPR Sports
International, Inc. and Affiliates (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying financial information is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal receiving accruals) necessary for a fair presentation of the operating results of the periods reported have been included. The results of operations for the periods reported are not necessarily indicative of those that may be expected for a full year.

This quarterly report should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's
Audited Combined Financial Statements as of December 31, 1996.


NOTE 2.   INVESTMENT IN AND ADVANCES TO RYKA



Investment in and advances to RYKA, December 31, 1996         $1,167,986

Equity in net loss of RYKA                                      (102,830)

Equity in stock issuance of RYKA                                 193,825

Amortization of negative goodwill                                  9,741

RYKA partial repayment of initial advance                       (385,000)

Additional RYKA advances                                          44,680
                                                             -----------
Investment in and advances to RYKA, September 30, 1997        $  928,402
                                                             ===========


NOTE 3.   NOTE PAYABLE, BANK

The Company's credit facility consists of a $15,000,000 asset based revolving credit facility. The facility makes funds available to the Company based upon a percentage of inventory and accounts receivable, as defined in the agreement. At September 30, 1997 $11,906,596 was outstanding under the revolver with $2,252,536 in outstanding letters of credit. The revolving credit facility is payable upon demand and is collateralized by all the assets of the Company and a $2,000,000 limited personal guaranty by the sole shareholder of the Company. The revolving credit facility is subject to certain covenants including the maintenance of prescribed amounts of net worth and leverage ratios.



         KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS



On February 7, 1997, the Company entered into a forbearance agreement with the bank requiring the Company to obtain new financing by March 31, 1997. This refinancing was not successfully completed by March 31, 1997, therefore, the bank provided a further extension through April 18, 1997.

On June 4, 1997, the Company obtained an extension through November 30, 1997 to allow the Company time to obtain new financing. The terms of the extension provided for a seasonal increase of the credit line of up to $5.75 million, with seasonal advances of up to $5.2 million in excess of the collateral value as defined by the bank. In consideration for these conditions, the interest rate on the borrowing under this facility increased to prime plus 2 1/4% for the first thirty days ended June 30, 1997, increasing 1% per month through the termination date of the loan
(November 30, 1997). In addition, the bank obtained the shareholder's guaranty of the debt and placed certain additional financial covenants on the Company. See Note 5 for the subsequent refinancing of this credit line.

Interest expense related to the existing revolving credit facility was $1,021,536 for the nine months ended September 30, 1997.


NOTE 4.   RELATED PARTY TRANSACTIONS

The Company subleases a portion of its facility to RYKA at a rate of approximately $4,000 per month. Rental income pursuant to the sublease was $35,625 for the nine months ended September 30, 1997 and 1996.

The Company has advanced certain funds to RYKA on a temporary basis in the ordinary course of business and RYKA has advanced certain funds to the Company. Such amounts are included in the balance sheet as either a current asset due from affiliate or a current liability due to affiliate.

In connection with the subordinated note receivable from RYKA
(originally $851,440), the Company recorded interest income of $59,974 and $47,575 for the nine months ended September 30, 1997 and 1996, respectively. On April 21, RYKA repaid $385,000 of the subordinated note receivable; therefore, the balance outstanding as shown in the accompanying balance sheet as of September 30, 1997 was $466,440.


NOTE 5.   SUBSEQUENT EVENTS

Refinancing

On November 20, 1997 the Company entered into an agreement with a new lender for a revolving line of credit of $20,000,000, availability on which is based on a percentage of accounts receivable and inventory. The term of the loan is 5 years and has an interest rate choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus 2.75%. The new lender has consented to the reorganization and merger as described below.

Reorganization and Merger

On December 15, 1997, the Company completed a reorganization of its affiliated companies and merged into RYKA as a wholly-owned subsidiary. The combined entity subsequently changed its name to Global Sports, Inc.

ITEM 7.(b) PRO FORMA COMBINED FINANCIAL INFORMATION


                           RYKA INC.
                              AND
         KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

       UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION




  The following unaudited pro forma financial information reflects the reorganization of RYKA Inc. ("RYKA") and KPR Sports International, Inc. and Affiliates ("KPR") on December 15, 1997. Refer to Item 2 of the Form 8-K dated December 30, 1997 for more information on the transaction. The following unaudited pro forma combined balance sheet gives effect to the reorganization as if it had occurred on September 30, 1997. The following unaudited pro forma combined statements of operations for the nine months ended September 30, 1997 give effect to the reorganization as if it had occurred January 1, 1997. The pro forma financial information is based on the historical financial statements of RYKA and KPR after giving effect to the reorganization using the purchase method of accounting and assumptions and adjustments deemed appropriate by management, certain of which are described in the accompanying notes to the pro forma combined financial statements.

  The pro forma combined financial information does not purport to represent what the combined company's results of operations and financial position actually would have been had the reorganization occurred on the dates specified, or to project the combined company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The pro forma combined financial information should be read in conjunction with the separate audited historical financial statements of RYKA Inc. and the notes thereto set forth in RYKA's 1996 Annual Report on Form 10-K and the historical financial statements of KPR and the notes thereto set forth in Item 7(a) of this Form 8-K/A.

                          RYKA INC.
                             AND
        KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

          UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                      September 30, 1997

                     Historical   Historical       Pro Forma        Pro Forma
                        RYKA          KPR         Adjustments       Combined

ASSETS

Current Assets:
Cash                       $  506,069    $ 692,978                 $ 1,199,047
Accounts Receivable,
net of Allowance for
Doubtful Accounts           3,965,559   14,070,731                  18,036,290
Inventory                   2,100,281    8,075,418                  10,175,699
Prepaid Expenses and
Other Current Assets          385,645      925,592                   1,311,237
Note Receivable, Officer       20,000           --                      20,000
                           ----------  -----------                 -----------
       Total Current Assets 6,977,554   23,764,719                  30,742,273
Property and Equipment, Net   231,025    3,132,925                   3,363,950
Investment in and Advances
to RYKA                            --      928,402     (60,745)(a)
                                                      (466,440)(b)
                                                      (401,217)(c)          --
Goodwill                           --           --   4,074,746 (c)   4,074,746
Other Assets                   80,947      274,537   1,762,800 (c)   2,118,284
                         ------------ ------------                 -----------
Total Assets             $  7,289,526 $ 28,100,583                 $40,299,253
                         ============ ============                 ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Note Payable, Bank     $  2,855,221 $ 11,906,596                 $14,761,817
  Current Portion of
  Capital Lease
  Obligation                       --      113,339                     113,339
  Accounts Payable and
  Accrued Expenses          2,245,013   11,580,873                  13,825,886
  Due to Affiliate            527,185           --    (60,745)(a)
                                                     (466,440)(b)           --
                        ------------- ------------                 -----------
       Total Current
       Liabilities          5,627,419   23,600,808                  28,701,042
Capital Lease Obligation           --    2,339,327                   2,339,327
Subordinated Stockholder's
Advances                           --    3,123,844                   3,123,844
Stockholders' Equity:
  Common Stock                612,671        2,000      (2,000)(c)
                                                     1,471,000 (c)   2,083,671
  Additional Paid
  In Capital               21,146,844    1,412,916 (16,007,079)(c)
                                                       347,000 (d)   6,899,681
  Cumulative Foreign
  Currency Translation
  Adjustment                       --      (48,609)                    (48,609)
  Retained Earnings
  (Accumulated Deficit)   (20,097,408)  (2,304,703) 20,097,408 (c)
                                                      (347,000)(d)  (2,651,703)
  Less Treasury
  Stock, at Cost                   --      (25,000)     25,000 (c)
                                                      (148,000)(c)    (148,000)
                           ----------   ----------                  ----------
Total Stockholders'
Equity                      1,662,107     (963,396)                  6,135,040
                           ----------   ----------                  ----------
Total Liabilities and
Stockholders' Equity       $7,289,526  $28,100,583                 $40,299,253
                           ==========  ===========                 ===========


           See Notes to Unaudited Pro Forma Combined Financial Statements.

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                          RYKA INC.
                             AND
        KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


        For the Nine Months Ended September 30, 1997


                          Historical  Historical     Pro Forma      Pro Forma
                             RYKA        KPR        Adjustments     Combined
                         -----------  -----------  --------------  ----------
Net Sales                $12,067,933  $43,888,180                  $55,956,113
Costs and Expenses:
  Costs of Goods Sold      8,639,014   34,266,455                   42,905,469
  Operating Expenses       3,498,369    9,010,813      437,816 (h)
                                                       (35,625)(g)  12,911,373
                         -----------   ----------                  -----------
       Total Costs and
       Expenses           12,137,383   43,277,268                   55,816,842
                         -----------   ----------                  -----------
Income (Loss) before
Other Expenses               (69,450)     610,912                      139,271
Other Expenses, net          299,717    1,258,759       35,625 (g)
                                                       210,000 (e)   1,804,101
                          ----------   ----------                  -----------
Loss before Equity
in Net Loss of RYKA         (369,167)    (647,847)                  (1,664,830)
Equity in Net Loss
of RYKA                           --     (102,830)    (102,830)(f)          --
                          -----------   ----------                 -----------
Loss before Provision
for Income Taxes            (369,167)    (750,677)                  (1,664,830)
Provisions for Income Taxes       --           --                           --
                           ----------   ----------                 -----------
Net Loss                   $(369,167)   $(750,677)                 $(1,664,830)
                           ==========   ==========                 ===========

         See Notes to Unaudited Pro Forma Combined Financial Statements.

                          RYKA INC.
                             AND
        KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



NOTE 1.     GENERAL

The historical cost of assets and liabilities recorded by RYKA as of the date of the reorganization equals fair value. An independent valuation has been performed to identify and value intangible assets (patents and trademarks). The value of such intangibles are included in these pro forma financial statements. These intangibles will be amortized over ten years. The remainder of the purchase price will be allocated to goodwill.

RYKA has authorized the issuance of stock warrants to athletes endorsing its products contingent upon the consummation of the reorganization. The pro forma results of operations do not give effect for the resolution of the contingent stock warrants issued to athletes endorsing KPR products as the adjustment is considered to result directly from the reorganization and will be included in the results of operations of RYKA within twelve months following the reorganization.

There are no undistributed earnings in KPR to distribute to the shareholder upon the termination of KPR's status as an S-Corporation.

The termination of KPR's status as an S-Corporation does not give rise to deferred taxes which require recording.

RYKA has entered into an agreement with an employee which stipulates that upon the date of the reorganization, RYKA will grant such employee a five-year option to purchase 30,000 shares of RYKA Common Stock at an exercise price equal to the lesser of the fair market value of the underlying common stock on the date of the grant or $8.00 per share.
In the event the fair market value of the underlying shares is greater than $8.00 per share on the grant date, RYKA will recognize compensation expense equal to the number of shares multiplied by the amount the fair value exceeds $8.00. Fair market value at December 15, 1997 (the date of the reorganization) was $3.20 per share, after giving effect to RYKA's 20:1 reverse stock split.

                           RYKA INC.
                             AND
        KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS




NOTE 2.     PRO FORMA BALANCE SHEET ADJUSTMENTS

(a)   To eliminate the amount due to RYKA from KPR.

(b)   To eliminate the subordinated note payable by RYKA to KPR.

(c) To record the reverse acquisition entries based on a purchase price of $6,299,565 computed as follows:

Number of RYKA shares outstanding at merger date               66,367,100
Fair value per share as determined by an independent
valuation                                                    x    $0.14 *
Percentage of RYKA not already owed by KPR                   x     67.8 %
                                                            --------------
                                                               $6,299,565

Above share and per share amounts do not give effect for the proposed 1-for-20 reverse stock split.
 _____________________________

* This amount is discounted 25% from the current value of RYKA stock for the following reasons:
   1. Recent purchases of large blocks of RYKA common stock sold at a 25% discount from the trading price of the stock.
   2. The shares to be issued in connection with the reorganization also represents a large block of RYKA stock.
 _____________________________

 (1)  eliminates KPR's investment in RYKA;
 (2) records identified intangible assets (patents and trademarks) of RYKA which were valued by an independent valuation. Amount recorded is limited to the percentage RYKA was not already owned by KPR;
 (3)  records goodwill and intangible assets;
 (4)  eliminates RYKA's historical accumulated deficit;
 (5)  eliminates KPR's common stock;
 (6) creates treasury shares due to RYKA's acquisition of KPR, which owned RYKA shares prior to the reorganization. Treasury shares are valued at KPR's original cost;
 (7)  eliminates KPR's treasury shares;
 (8)  records issuance of 142,000,000 shares to MR; and
 (9)  records adjustment to additional paid in capital for above.

(d) To record the effects of the resolution of the contingency surrounding the issuance of contingent stock purchase warrants to athletes endorsing KPR products. Such stock purchase warrants will be issued with the exercise price equal to the market value of the stock immediately after the reorganization ($3.20 per share as of December 15, 1997, after giving effect to RYKA's 20:1 reverse stock split occuring on the same date). An independent valuation concludes that the value of such warrants issued to non-employees is $347,000. Such amount will be included in the results of operations of RYKA at the time they are issued.

                           RYKA INC.
                             AND
        KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 3.     PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

(e) Upon the consummation of the transaction, the subordinated shareholder's advance will no longer be non interest bearing, but will bear interest at the prime lending rate. This adjustment records such interest at 8.375%. A variance of 1/8% in the rate used would increase or decrease this adjustment by approximately $4,400.

(f) To eliminate the equity in the net loss of RYKA which had been recorded KPR as a result ofits equity ownership of RYKA.

(g) To eliminate intercompany transactions.

(h) To record the effect of the amortization expense related to the goodwill that was recorded in relation to the reverse acquisition
    ($4,074,746 amortized over 10 years). Also to record amortization of intangibles ($1,762,800 amortized over 10 years). RYKA's accounting policy regarding goodwill and intangibles will be as follows:

   The cost of goodwill and intangibles are amortized on a straight-line basis over ten years. The realizability of goodwill and intangibles are evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses. The analyses necessarily involve significant management judgment.

                          SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           GLOBAL SPORTS, INC.
                                      ----------------------------
                                              (Registrant)


Date:      February 13, 1997        By:    /s/ Michael G. Rubin
                                      -----------------------------
                                               Michael G. Rubin
                                               Chief Executive Officer




Date: February 13, 1997             By:    /s/ Steven A. Wolf
                                       ----------------------------
                                               Steven A. Wolf
                                               Vice President of Finance &
                                               Chief Financial Officer



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